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EXHIBIT 11

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                                               FOR THE THREE MONTHS
                                                                                  ENDED MARCH 31
                                                                               1998            1997
                                                                           -----------------------------
NUMERATOR:
  Net Income                                                                $3,624,000       $3,242,000
                                                                           =============================
DENOMINATOR:
  Denominator for basic earnings per share - weighted average shares
   outstanding                                                               9,174,166        9,294,782
  Effect of diluted securities:
     Employee stock options                                                     49,506           14,639
                                                                           =============================
  Denominator for diluted earnings per share - adjusted weighted
   average shares outstanding                                                9,223,672        9,309,421
                                                                           =============================

BASIC EARNINGS PER SHARE                                                         $0.40            $0.35
                                                                           =============================
DILUTED EARNINGS PER SHARE                                                       $0.39            $0.35
                                                                           =============================



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